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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 2, 2005

                                 ENHERENT CORP.
            --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                      0-23315                13-3914972
-----------------------------   ------------------------   -------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                    Identification No.)

      192 Lexington Avenue, New York, New York                  10016
----------------------------------------------------       ----------------
      (Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (212) 889-7722

                                       N/A
      ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      At the annual meeting of stockholders held on June 2, 2005 (the "Annual Meeting"), the stockholders of enherent Corp. ("enherent" or the "Company") approved, among other things, the 2005 Stock Incentive Plan (the "Plan"). The Plan was previously approved by the Board of Directors (the "Board") of enherent on April 22, 2005, subject to stockholder approval.

      The following summary of the Plan describes the material features of the Plan; however, it is not complete and, therefore, it should not be relied on solely for a detailed description of every aspect of the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

THE 2005 STOCK INCENTIVE PLAN GENERALLY

      No awards may be granted under the Plan on a date that is more than ten years after its effective date. The effective date of the Plan will be the date of the Annual Meeting.

      Under the Plan, the Compensation Committee of the Board may grant stock-based incentives to officers, employees, directors and consultants providing services to enherent. Awards under the Plan may be in the form of incentive stock options, nonqualified stock options or restricted stock. Non-employee directors may only receive awards of nonqualified stock options, pursuant to a formula stated in the Plan.

SHARES AVAILABLE FOR THE PLAN

      The number of shares of enherent common stock that will be reserved for issuance under the Plan will equal 4,000,000 shares. In addition, any shares attributable to awards that are forfeited, cancelled, exchanged, surrendered or otherwise terminate or expire without a distribution of shares, will again be available for awards under the Plan.

      In the event of an extraordinary transaction or other event affecting enherent's common stock, such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets, or similar transaction or event, the Compensation Committee of the Board has the discretion to make equitable adjustments to the number of shares that can be issued under the Plan, the number of shares subject to outstanding awards and any exercise price of an award. In these circumstances the Compensation Committee also has the discretion to cancel outstanding awards in exchange for replacement awards or cash.

      The number of shares that may issue with respect to option awards under the Plan to any one participant for any calendar year may not exceed 2,000,000 shares. The number of shares of restricted stock that may be awarded to any one participant for any calendar year may not exceed 2,000,000 shares.

      The Company cannot determine the precise number of shares of its common stock that may be acquired under stock options that may be awarded under the plan to participants.

PLAN ADMINISTRATION

      The Compensation Committee of the Board will administer the Plan. Subject to the specific provisions of the Plan, the Compensation Committee determines award eligibility, timing and the type, number and terms of the awards. The Compensation Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

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STOCK OPTIONS

      Options under the Plan may be either "incentive stock options," as defined under the tax laws, or nonqualified stock options; however, only employees may be granted incentive stock options. The per share exercise price may not be less than the fair market value of enherent's common stock on the date the option is granted. The Compensation Committee of the Board may specify any period of time following the date of grant during which options are exercisable, but the term cannot be longer than ten years. Incentive stock options are subject to additional limitations relating to such things as employment status, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option.

      Upon exercise, the option holder may pay the exercise price in several ways. He or she may pay in cash, in previously acquired shares or through a combination of the foregoing. If permitted by the Compensation Committee, the option holder may also pay the exercise price through a cashless exercise program.

NON-EMPLOYEE DIRECTOR OPTIONS

      At the time a non-employee director is first elected to the Board, the director is awarded an option to purchase 20,000 shares of enherent stock. On the date of the Annual Meeting, each continuing non-employee director is awarded an option to purchase 20,000 shares of stock, unless the director already received an option on that date as a newly elected director. These options have an exercise price equal to the fair market value of the stock on the grant date.

      Each option awarded to a non-employee director is vested and exercisable with respect to 50% of the shares awarded on the grant date of the option. The other 50% of the shares awarded become vested and exercisable on the first anniversary of the grant date, provided the non-employee director continues to serve as a non-employee member of the Board until that date. If the non-employee director ceases to be a director because of death or permanent disability, all unvested options become fully vested.

      The options have a term of ten years; however, if the non-employee director ceases to be a member of the Board, vested options expire on the earlier of three years from the date Board membership ends or the expiration of the term of the option.

RESTRICTED STOCK

      Restricted stock refers to shares of enherent common stock, subject to a risk of forfeiture or other restrictions on ownership for a certain period of time. During the restricted period, the holder of restricted stock may not sell or otherwise transfer the shares, but may vote the shares and will be entitled to any dividends or other distributions paid with respect to the restricted stock. Any dividends or distributions on the restricted stock made in stock or other property will be subject to the same restrictions and the underlying restricted shares. The restricted shares become freely transferable when the restriction period expires.

PERFORMANCE-BASED AWARDS

      The Compensation Committee of the Board may designate any award of restricted shares as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code. These awards will be conditioned on the achievement of one or more performance measures based on one or any combination of the following, as selected by the Compensation Committee: total shareholder return, return on equity, return on capital employed, return on invested capital, cash flow, cumulative cash flow, operating profit, gross or pre-tax profits, post-tax profits, gross or net margins, consolidated net income, economic value added, improvements in financial ratings, achievement of balance sheet or income statement objectives, market or category share or costs.

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TRANSFERABILITY

      The recipient of an award under the Plan generally may not transfer the award other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order.

TAX CONSEQUENCES

      The holder of an award granted under the Plan may be affected by certain federal income tax consequences. The following discussion of tax consequences is based on current federal tax laws and regulations and should not be considered a complete description of the federal income tax consequences that apply to participants in the Plan. Accordingly, information relating to tax consequences is qualified by reference to current tax laws.

      Incentive Stock Options. There are no federal income tax consequences associated with the grant or exercise of an incentive stock option, so long as the holder of the option was an enherent employee at all times during the period beginning on the grant date and ending on the date three months before the exercise date. The "spread" between the exercise price and the fair market value of enherent common stock on the exercise date, however, is an adjustment for purposes of the alternative minimum tax. A holder of incentive stock options defers income tax on the stock's appreciation until the shares are sold.

      Upon the sale of the shares, the holder realizes a long-term capital gain (or loss) if he or she sells the shares at least two years after the grant date and has held them for at least one year. The capital gain (or loss) equals the difference between the sales price and the exercise price of the shares. If the holder disposes of the shares before the expiration of these periods, then he or she recognizes ordinary income at the time of sale (or other disqualifying disposition) equal to the lesser of (1) the gain realized on the sale and (2) the difference between the exercise price and the fair market value of the shares on the exercise date. This ordinary income is treated as compensation for tax purposes. The holder will treat any additional gain as short-term or long-term capital gain, depending on whether he or she has held the shares for at least one year from the exercise date. The Company is entitled to an income tax deduction to the extent that an option holder realizes ordinary income.

      Nonqualified Stock Options. There are no federal income tax consequences to enherent or to the recipient of a nonqualified stock option upon grant. Upon exercise, the option holder recognizes ordinary income equal to the spread between the exercise price and the fair market value of enherent common stock on the exercise date. This ordinary income is treated as compensation for tax purposes. The basis in shares acquired by an option holder on exercise equals the fair market value of the shares at that time. The capital gain holding period begins on the exercise date. The Company receives an income tax deduction upon the exercise of a nonqualified stock option in an amount equal to the spread.

      Restricted Stock. The holder of shares of restricted stock does not recognize any taxable income on the shares while they are restricted. When the restrictions lapse, the holder's taxable income (treated as compensation) equals the fair market value of the shares. The holder may, however, elect to determine the amount of taxable income at the time of receipt of the shares by filing an election with the Internal Revenue Service within 30 days after receiving the shares. Generally, at the time the holder recognizes taxable income with respect to restricted shares, enherent will receive a deduction in the same amount.

      Excise Taxes. Under certain circumstances, the accelerated vesting of an award in connection with a change in control of enherent might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is considered an excess parachute payment, a participant in the Plan may be subject to a 20% excise tax and enherent may be unable to receive a tax deduction.

PLAN AMENDMENT AND TERMINATION

      Generally, the Board may amend or terminate the Plan at any time; however, without stockholder approval the Board may not: (1) increase the number of shares of enherent common stock available for issuance under the

                                        3
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Plan; (2) change the employees or class of employees eligible to participate in the Plan; or (3) materially change the terms of the Plan. In addition, if any action that the Board proposes to take will have a materially adverse effect on the rights of any participant or beneficiary under an outstanding award, then the affected participants or beneficiaries must consent to the action.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits.

Exhibit
  No.     Description of Exhibit
-------   ----------------------
 10.1     enherent Corp. 2005 Stock Incentive Plan, including Forms of Grant Agreement

                                        4
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ENHERENT CORP.

                                          /s/ Pamela Fredette
                                          ----------------------------------
                                          Pamela Fredette, President and
                                          Chief Executive Officer

DATED: June 6, 2005

                                       S-1
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                                  EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
-------   ----------------------
 10.1     enherent Corp. 2005 Stock Incentive Plan, including Forms of Grant Agreement

                                       E-1